EXHIBIT 10.4.2

Willis Tower

233 South Wacker Drive

Chicago, Illinois 60606

united.com

March 31, 2020

Air Wisconsin Airlines LLC

W6390 Challenger Drive, Suite 203

Appleton, WI 54914

Attention: Robert Binz, President and Chief Executive Officer

with a copy to:

DLA Piper

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Attention: Michael J. Brown

Re:	Waiver of United’s Article 5 Rights

Dear Rob:

Reference is made to that certain Capacity Purchase Agreement, dated as of February 26, 2017 (the “CPA”), by and between Air Wisconsin Airlines LLC (“Contractor”) and United Airlines, Inc. (“United”).

In accordance with Section 10.05 of the CPA, United hereby waives compliance by Contractor with the terms and conditions of Article V of the CPA from and after the date of this letter.

This letter shall not constitute a waiver of any other term or condition of the CPA, and, except as expressly set forth in this letter, all of the terms and conditions of the CPA shall continue to be, and remain, in full force and effect in accordance with their respective terms.

With best regards,

UNITED AIRLINES, INC.

/s/ Sarah Murphy
SVP United Express